Exhibit 99.1

Kewaunee Scientific Announces Agreement to Acquire Nycom, Inc.

Exchange: NASDAQ (KEQU)	Contact:	Donald T. Gardner III
704/871-3274

STATESVILLE, N.C. November 2, 2026 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced that it has entered into a definitive agreement to acquire Nycom, Inc. (“Nycom”), the largest lab dealer in the USA. The proposed acquisition represents an important step in Kewaunee’s long-term growth strategy, bringing Nycom’s expertise in laboratory design and project delivery closer together with Kewaunee’s manufacturing capabilities to provide more fully integrated laboratory solutions. The Company intends to leverage Nycom’s scalable world-class operating platform to support organic growth and pursue selective acquisition opportunities across North America.

Kewaunee and Nycom have worked together for decades. During that time, Nycom has earned a strong reputation throughout the industry for exceptional project execution and customer service. Their experienced leadership and established operating organization make Nycom particularly well suited to support Kewaunee’s plans for continued growth.

“Nycom is an exceptional business, and we know firsthand the quality of their team and the work they deliver,” said Thomas D. Hull III, President and Chief Executive Officer of Kewaunee Scientific Corporation. “We believe there is no better company in our industry at what they do. Bringing Nycom directly under the Kewaunee umbrella will broaden what we can offer our customers and provide a strong foundation for building a larger North American business.”

“Together, Kewaunee and Nycom aim to make it easier for customers to turn their vision into amazing laboratory spaces, combining the products and expertise needed to support projects from design through installation.”

Connecting technical product leadership with local execution

Kewaunee’s strategy recognizes that technical product excellence and successful project execution are equally important to serving laboratory customers. The Company’s engineering and manufacturing capabilities are complemented by the local market knowledge and project delivery expertise of partners like Nycom.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927

PHONE 704-873-7202 ● FAX 704-873-1275

The proposed acquisition aims to create opportunities for closer coordination between Kewaunee’s product teams and Nycom’s project teams, with the goal of improving customer responsiveness and expanding Kewaunee’s participation in laboratory projects. This closer relationship will also provide valuable insight into customer needs to help guide future product development.

“We have built Nycom around robust and scalable business processes that allow us to provide excellent service to our customers while maintaining a healthy and sustainable working environment for our employees,” said Jonathan Nystrom, President of Nycom. “Our relationship with Kewaunee has been an important part of that work for many years. We see this as a tremendous opportunity to build on what our team has accomplished, bring additional resources to our business, and create synergies that expand and improve our ability to deliver successful projects with the highest quality products. There is no better manufacturing partner than Kewaunee, and we are proud to join its portfolio of businesses.”

Building on an established foundation

The agreement to acquire Nycom represents an important step in Kewaunee’s long-term growth strategy. Over the past seven years, the Company has focused on strengthening its domestic operations and investing in capabilities to support continued growth. During this period, Kewaunee has also developed its international business into a provider of fully-integrated laboratory solutions in key markets abroad. That experience confirmed the value of connecting technical expertise with local project delivery, an approach Kewaunee intends to further develop in North America.

The recent formation of the Company’s Lab Products Group brought Kewaunee, NuAire, and EVERHUTCH together under a coordinated operating structure, expanding the Company’s laboratory product offering. The addition of Nycom is intended to complement these capabilities with an established distribution and installation business, further advancing Kewaunee’s diversified operating model.

A platform for continuity and disciplined growth

Kewaunee’s long-term distribution strategy includes both company-owned businesses and independent partners. The Company intends to build on Nycom’s capabilities to address significant opportunities for continued expansion in North America, including among successful regional businesses whose owners are considering succession. The Company believes it can offer these businesses a long-term home that respects the relationships they have built while providing resources to support their future. Kewaunee intends to remain highly selective, focusing on businesses that strengthen the Company and justify the investment required.

At the same time, independent dealers and distribution partners will remain an important part of Kewaunee’s strategy. The Company intends to continue supporting these relationships while pursuing opportunities to expand through owned businesses.

“We have tremendous respect for the businesses and people who have helped build this industry,” Hull said. “Our goal is to bring strong businesses into Kewaunee and give them the resources to become even better, while preserving the relationships and expertise that made them successful. We will be thoughtful in our approach and grow at a pace that allows us to deliver lasting value for our shareholders.”

Looking Ahead

Following completion of the acquisition, Kewaunee intends to work closely with Nycom’s leadership to identify and develop opportunities that strengthen both businesses while maintaining the high level of service their customers expect.

Kewaunee’s immediate priority will be supporting continuity for Nycom’s employees, customers, and existing relationships. Over time, the Company intends to build on Nycom’s established platform while continuing to invest in the capabilities and partnerships that support its broader growth strategy.

For more information about the planned acquisition and Kewaunee’s channel strategy, please visit Investor Information - Kewaunee.

Transaction Highlights

Under the terms of the definitive purchase agreement, Kewaunee will acquire Nycom for an initial base purchase price of $55 million, subject to positive or negative adjustments based on Nycom’s trailing 12-month Adjusted EBITDA, or 2026 Adjusted EBITDA, whichever is greater, and other customary post-closing adjustments for working capital, cash, indebtedness and transaction expenses.

$20 million of the purchase price will be payable in the form of a subordinated promissory note issued by Kewaunee at closing, subject to positive or negative adjustments based on Nycom’s EBITDA. $5 million of the purchase price will be payable in newly issued shares of Kewaunee’s common stock. The remaining cash portion of the purchase price will be funded by Kewaunee with cash on hand and borrowings pursuant to financing expected to be provided at closing by PNC Bank.

Jon Nystrom, founder and current chairman of Nycom, will join Kewaunee’s board at closing, and Jonathan Nystrom will enter into an employment agreement with Kewaunee and join Kewaunee’s corporate executive management team.

The transaction has been approved by the respective boards of directors of both companies. The transaction is subject to customary closing conditions and is expected to close in the fourth quarter of fiscal 2027.

K&L Gates LLP served as legal advisor to Kewaunee, and PNC Bank is expected to provide the financing for the transaction.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s portfolio includes laboratory casework, fume hoods, adaptable modular systems, healthcare storage solutions, epoxy resin work surfaces and sinks, biological safety cabinets, and other critical containment lab furniture solutions.

The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, Spain, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets. The Company also operates manufacturing facilities in Plymouth and Long Lake, Minnesota, and maintains warehouse partnerships in the Netherlands and OEM partnerships in China through its acquisition of Nu Aire, Inc., supporting customers around the world.

Learn more at http://www.kewaunee.com.

About Nycom, Inc.

Founded in 1983, Nycom provides comprehensive laboratory and interior construction services for research, healthcare, and educational facilities. The Company’s integrated project delivery platform brings together technical planning and design expertise with dedicated project management and installation teams to support complex projects from concept through completion. Advanced design capabilities, including Building Information Modeling (BIM), connect early planning with field execution and ongoing service support. Nycom’s corporate office is located in Midlothian, Virginia, with regional offices supporting local project coordination and delivery.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: the risk that the proposed acquisition of Nycom may not be completed on the anticipated terms or timeline, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement to acquire Nycom; the effect of the announcement or pendency of the proposed acquisition of Nycom on the Company’s relationships with business partners and employees and on the Company’s operating results; transaction-related costs, including costs of integration, relating to the proposed acquisition of Nycom; potential adjustments to the purchase price paid for Nycom; the Company’s ability to integrate and realize the anticipated benefits of the proposed acquisition of Nycom; competitive and general economic conditions, including disruptions from government mandates, domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.